Exhibit 99.1	Press Release dated as of October 29, 2007

Electro Energy Inc. Raises $750,000 From Sale of Common Stock and Warrants to KIT Financial, Inc.
Monday October 29, 2:00 pm ET

DANBURY, CT — (MARKET WIRE) — Oct 29, 2007 — Electro Energy Inc. (NasdaqCM: EEEU — News) announced today that the company has completed a $750,000 sale of common stock and warrants to KIT Financial, Inc.

Michael E. Reed, President and Chief Executive Officer of Electro Energy Inc., stated, “We are proud of the confidence that KIT Financial has shown in us by making this investment and are pleased that KIT Financial has recognized the unique manufacturing capabilities and growth potential that Electro Energy has to offer. We are continuing to seek additional sources of capital to fund our development efforts and ongoing business initiatives. This investment will provide us with the short term liquidity we need in order to complete a longer term financing to allow us to aggressively execute our business plan.” Mr. Reed added, “We have made significant progress in our efforts to begin shipping 18650 rechargeable lithium ion cylindrical cells, the standard in the electronics industry, from our Gainesville, FL plant once they have been qualified by our target customers in the military and consumer electronics markets. These efforts should lead to significant commercial revenue for the Company as soon as early 2008. We also plan on continuing the commercialization of our proprietary wafer cell battery design in order to penetrate industrial and utility markets, including the automotive industry.”

Michael Krupp, Chairman of KIT Financial, Inc., stated, “We have made this investment in Electro Energy (EEEI) for a multitude of reasons because we feel a strong sense of confidence and conviction towards the current course EEEI is navigating. With meaningful support already existing from the U.S. Government, the Defense Department, and numerous corporations who have been exposed to this new and innovative battery technology, we feel the company is ideally positioned and is in the right place at the right time. To be increasingly supportive to EEEI, we anticipate working closely with management in two areas. The first of these is to both identify and structure an acquisition program that will assist the company in building upon their existing technology to fully utilize the major production facility they currently operate in Florida. This strategy should further assist EEEI in becoming a leader in new battery technology in the rapidly growing arena of alternative energy. Secondly, we intend to work with management in identifying appropriate sources of financing and capital procurement to ensure that this strong commitment to the future becomes a reality.”

About Electro Energy

Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar wafer cell nickel-metal hydride batteries for use in a wide range of applications. Its Colorado Springs operation supplies aerospace-grade high quality nickel cadmium batteries and components for satellites, aircraft and other specialty applications. EEEI is also developing high-power lithium rechargeable batteries utilizing the Company’s proprietary bipolar wafer cell design. EEEI owns significant manufacturing assets near Gainesville, Fla. capable of manufacturing rechargeable lithium ion 18650 cylindrical cells, the standard cell used in the electronics industry, and to facilitate the commercialization of its proprietary wafer cell battery technology. For further information, please visit www.electroenergyinc.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov.

Contact:
Contact: Michael E. Reed 203-797-2699 or Timothy E. Coyne 203-797-2699